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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549


                                ----------------------


                                       FORM 8-K

                                    CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D) OF THE
                           SECURITIES EXCHANGE ACT OF 1934





                                  November 22, 1997
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                          (Date of earliest event reported)





                               GENERAL HOST CORPORATION
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                (Exact name of registrant as specified in its charter)






    New York                      1-1066                    13-0762080
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(State or other                (Commission                (IRS Employer
 jurisdiction of               File Number)              Identification No.)
 incorporation)



                               General Host Corporation
                          One Station Place, P.O. Box 10045
                                  Stamford, CT 06904
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                  (Address of principal executive offices)(Zip Code)





                                    (203) 357-9900
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                 (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS.

         On November 24, 1997, General Host Corporation (the "Company") announced that it has entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 22, 1997, with Cyrus Acquisition Corp., a New York corporation ("Purchaser") formed by The Cypress Group L.L.C.("Cypress"), pursuant to which, among other things, Purchaser will commence a tender offer (the "Offer") to purchase all of the outstanding shares of common stock, $1.00 par value per share (the "Shares"), of the Company for $5.50 per Share in cash. Following the Offer, Purchaser will be merged (the "Merger") with and into the Company and each Share not purchased in the Offer (other than Shares held by Purchaser, the Company or dissenting shareholders) will be converted into the right to receive $5.50 per Share in cash, or such higher amount as paid in the Offer. Each of the Offer and the Merger are subject to certain conditions which are set forth in the Merger Agreement attached hereto as Exhibit 2.

         The Offer will initially be open for 20 business days and is subject to the extension in the sole discretion of Purchaser, provided that Purchaser shall not extend the Offer for more than an aggregate of an additional 20 business days when all of the conditions to the Offer are satisfied. The anticipated closing of the Offer is December 23, 1997. The closing of the Merger will occur as soon as practicable following the consummation of the Offer.

         In connection with the negotiations relating to the Merger Agreement, the Company provided Cypress certain preliminary sales and earnings results for the third-quarter ended November 2, 1997 including: preliminary sales of $82,481,000; preliminary pre-tax loss of $17,800,000, and preliminary net loss per Share of $.73. The Company cautions that the above disclosed results are preliminary in nature and that actual third-quarter sales and earnings results, due to be completed and released in mid-December 1997, may differ.

         In connection with the transactions contemplated by the Merger Agreement, Mr. Harris J. Ashton, Chairman, Chief Executive Officer and President of the Company, entered into an agreement with Purchaser (the "Support Agreement"), pursuant to which he has agreed, as long as the Merger Agreement has not been terminated, to tender his Shares in the Offer and, so long as the Offer is outstanding, to vote all his Shares to approve the Merger and against any competing proposal. A copy of the Support Agreement is attached hereto as
Exhibit 99.1.  The Shares cur-


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rently subject to the Support Agreement represent approximately 6.3% of the
Company's outstanding Shares.

         The Merger Agreement requires that contemporaneously with the Offer the Company commence, and the Company has commenced, a tender offer and consent solicitation for at least a majority in principal amount of the Company's outstanding 11-1/2% Senior Notes due 2002 (the "Senior Notes"). The tender offer for the Senior Notes is subject to certain conditions which are set forth in the Offer to Purchase and Consent Solicitation Statement mailed to holders of the Senior Notes on November 25, 1997 and which are summarized in the Merger Agreement attached hereto as Exhibit 2.

         In connection with the foregoing the Company and Cypress issued a press release on November 24, 1997, a copy of which is attached hereto as
Exhibit 99.2

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (c)  EXHIBITS.

         2 Agreement and Plan of Merger, dated as of November 22, 1997, between Cyrus Acquisition Corp. and General Host Corporation.

         99.1 Support Agreement, dated as of November 22, 1997, between Cyrus Acquisition Corp. and Harris J. Ashton.

         99.2 Press Release issued by the Company and Cypress on November 24, 1997.















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                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             GENERAL HOST CORPORATION



                             By: /s/ J. Theodore Everingham
                                ---------------------------------
                                Name:  J. Theodore Everingham
                                Title: Vice President and
                                       General Counsel



November 25, 1997




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                                    EXHIBIT INDEX

Exhibit No.        Exhibit
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2                  Agreement and Plan of Merger, dated as of November 22, 1997, between Cyrus Acquisition Corp. and General Host
                   Corporation.

99.1 Support Agreement, dated as of November 22, 1997, between Cyrus Acquisition Corp. and Harris J. Ashton.

99.2               Press Release issued by the Company and Cypress on November
                   24, 1997.

























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